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                                                                     EXHIBIT 5.1



     February 1, 1996



     Atrix International, Inc.
     14301 Ewing  Avenue South
     Burnsville, MN  55337

     Re:  Registration Statement on Form S-3

     Ladies and Gentlemen:

     We are acting as counsel for Atrix International, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of the resale of 451,666 shares ("Shares") of the Company's Common Stock, $.01 par value, pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 5, 1996 (the "Registration Statement"), on behalf of certain selling shareholders.

     In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other instruments, certificates of officers, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, it is our opinion that:

          9. The Company had, at the time of issuance, the corporate authority to issue the Shares.

          10. The Shares being registered for resale by certain selling shareholders under the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.
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     We hereby consent to the filing of this opinion as Exhibit 5.1 to the
     Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Validity of Common Stock" in the Prospectus constituting a part of the Registration Statement.

     Very truly yours,


     /s/ OPPENHEIMER WOLFF & DONNELLY